UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Towne Centre Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 16, 2006, the Board of Directors of Discovery Partners International, Inc. based on the recommendation of the Compensation Committee, voted to authorize the payment of bonuses to certain of the Company’s eligible employees, including named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) and other executive officers based on efforts involved in shifting the Company strategy, the sale of the Company’s systems business unit and the restructuring of the Company’s chemistry operations during the fiscal year ended December 31, 2005.  The following bonuses were awarded for fiscal year 2005:

Name	Title	Bonus
Michael Venuti	Acting Chief Executive Officer	$13,904

Craig Kussman	Chief Financial Officer, Senior Vice President, Finance and Administration	$16,542

Douglas Livingston	Senior Vice President, Chemistry	$10,275

Richard Neale	Corporate Vice President, Business Operations and Alliances	$9,000

Urs Regenass	Vice President and General Manager, Integrated Drug Discovery	$5,428

Daniel Harvey	Vice President and General Manager, Discovery Chemistry Division	$7,875

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: February 23, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary